Exhibit 4.2

B -	GLOBAL SHIP LEASE, INC.	Shares
a Marshall Islands corporation

8.75% Series B Cumulative Redeemable Perpetual Preferred Stock

THIS CERTIFIES THAT COMPUTERSHARE TRUST COMPANY, N.A. is the record holder of 14,000 fully paid and non-assessable shares of 8.75% Series B Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, of Global Ship Lease, Inc., a Marshall Islands corporation, transferable only on the books of the Corporation by the holder, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Amended and Restated Articles of Incorporation and the Bylaws of the Corporation and the Certificate of Designation related to the 8.75% Series B Cumulative Redeemable Perpetual Preferred Stock and any amendments thereto, a copy of each of which is on file at the office of the Corporation. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officer as of this 20th day of August, 2014.

/s/ Ian Webber
Ian Webber, Chief Executive Officer

COUNTERSIGNED AND REGISTERED

COMPUTERSHARE INC and COMPUTERSHARE TRUST COMPANY, N.A. For both entities, as Transfer Agent and Registrar

By	/s/ Michael Levy
Authorized Signature

The Corporation will furnish without charge to each Global Ship Lease, Inc. stockholder who so requests a statement of the number of shares constituting each class or series of stock and the designation thereof, and a copy of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian
	(Cust)		(Minor)
Under Uniform Gifts to Minors

Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                              hereby sells, assigns and transfers unto

PLEASE PRINT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares
represented by the within Certificate, and does hereby irrevocably constitute and appoint

Attorney
to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated

	NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.